EXHIBIT 99.1

BLACKHAWK BANCORP, INC.
400 Broad Street, Beloit, WI 53511

                             FOR IMMEDIATE RELEASE

Contact: Todd J. James - Senior Vice President and Chief Financial Officer
Phone: 608-364-8911
FAX: 608-364-8946

                BLACKHAWK BANCORP, INC. TO RAISE $7.0 MILLION IN
                       SALE OF TRUST-PREFERRED SECURITIES

     Beloit, WI - December 23, 2002 - Blackhawk Bancorp, Inc. announced that it has sold $7.0 million in floating-rate trust-preferred securities through First Tennessee National Capital Markets and Keefe Bruyette & Woods.

     The company said the securities will float 3.25% over the three-month LIBOR and adjust quarterly. It will use the capital to support its growth strategies, which may include acquisition opportunities, stock repurchases, debt reduction or other general corporate purposes.

     "The $7 million will give us enormous flexibility to pursue strategies aimed at increasing shareholder value," said R. Richard Bastian, III, President and Chief Executive Officer of Blackhawk.

     Blackhawk Bancorp, Inc. with total assets of approximately $328,000,000, is the parent company of Blackhawk State Bank, which operates three office locations in Beloit, Wisconsin, two offices in Belvidere, Illinois and office locations in Rochelle, Oregon, Rockford and Roscoe, Illinois. Blackhawk's stock is traded on the over the counter market under the symbol BKHB.